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                                                                   Exhibit 99(6)


                         MUTUAL NONDISCLOSURE AGREEMENT


            This mutual nondisclosure agreement (the "Agreement") made by and between Computer Associates International, Inc., a Delaware corporation, with offices located at One Computer Associates Plaza, Islandia, New York 11788-7000 ("CA") and Computer Management Sciences, Inc., a corporation with offices at Jacksonville, FL ("Company").

            WHEREAS, CA is in the business of developing, manufacturing and licensing proprietary computer software programs and, in connection therewith has developed certain information that CA considers to be confidential consisting of, or concerning the matter described in Exhibit A hereto (the "CA Information"); and

            WHEREAS, Company has expressed an interest in reviewing the CA Information for the purpose described in Exhibit A (the "Purpose"); and

            WHEREAS, Company has developed certain information that Company considers to be confidential consisting of, or concerning the matter described in Exhibit B hereto (the "Company Information"); and

            WHEREAS, CA has expressed an interest in reviewing the Company Information for the purpose described in Exhibit B (the "Purpose"); and

            WHEREAS, the CA Information and the Company Information, (referred to collectively as the "Information"), whether subject to patent or copyright protection, or not capable of being so protected are highly confidential and proprietary to, and constitute trade secrets of each respective company; and each party is willing to disclose its Information to the other only if the recipient on behalf of itself, its employees, agents, successors, heirs and assigns, agrees to make no use or disclosure thereof except as provided herein.

            NOW, THEREFORE, in consideration of the mutual disclosure of the Information by the parties to each other, each of the parties, on behalf of itself, its employees, agents, successors, heirs and assigns, agrees and promises as follows:

            1. In the absence of prior written consent of the disclosing party, the receiving party shall not disclose to any third party, directly or indirectly, the existence or contents of the Information, whether disclosed either orally, in writing, or by any other means, nor the results of its evaluation thereof. Each receiving party may disclose the Information to its employees but only to the extent necessary to carry out the Purpose as described in the applicable Exhibit. Each receiving party further warrants and agrees to use its best efforts to prevent disclosure of the Information by its employees, as well as any of its agents, successors, heirs and assigns to whom such receiving party discloses such Information, by taking at least such steps to protect such Information as it takes to protect its own confidential and proprietary information, including by obtaining a written agreement of each such person to maintain the confidentiality of the Information.


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            2. Each disclosing party shall at all times retain sole and exclusive title to, ownership of, all rights in and control over the use of all its Information.

            3. Each receiving party shall refrain from making or causing to be made any copies of the Information without prior written authorization of the disclosing party.

            4. Each receiving party, upon written request from the disclosing party, shall promptly destroy or return all of the disclosing party's Information to the disclosing party.

            5. Each receiving party shall make no use, directly or indirectly, of the other party's Information furnished hereunder beyond the Purpose, without first securing the prior written consent of the disclosing party.

            6. The obligations imposed on each receiving party under this Agreement shall expire on the earlier of: (a) the date upon which the disclosing party consents in writing to disclosure of its Information by the receiving party; or (b) the date upon which the disclosing party formally announces, releases, or otherwise discloses its Information to the public or otherwise without an accompanying written undertaking by the recipient to protect such Information from unauthorized disclosure.

            7. As used herein, the term "Information" shall not include any information that the recipient can establish: (a) was known to the recipient prior to disclosure hereunder without an obligation of confidentiality; (b) was obtained by the recipient from a third party having the right to disclose it;
(c) was or became generally available to the public without violation of this Agreement; (d) was disclosed with the written authorization of the disclosing party; or (e) was developed by the recipient independent of any reference to the Information and independent of the participation of any person who had access to the Information.

            8. Either party may: (i) develop, manufacture, market and provide any products or services, directly or through any third party, which are competitive to the other party; and (ii) freely assign and re-assign its employees in any way it chooses.

            9. The parties understand and agree that: (i) no contract or agreement providing for any transaction involving the parties shall be deemed to exist between them unless and until a final definitive agreement has been executed and delivered, and Company hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with any transaction between the parties unless and until the parties shall have entered into a final definitive agreement; (ii) unless and until a final definitive agreement regarding a transaction between the parties has been executed and delivered, none of the parties will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement, except for the matters specifically agreed to therein; and (iii) each party reserves the right, in its sole discretion, to reject any and all proposals made by a party or any of its representatives with regard to a transaction between the parties, and to terminate discussions and negotiations at any time.



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            10. Each of Company and CA understand that the other has endeavored to include in the Information materials that may be relevant to an evaluation of the Merger, and each acknowledges that the other and its Representatives make no representation or warranty (express or implied) under this Agreement as to the accuracy or completeness of the Information. Each of Company and CA agrees that neither party hereto, nor their respective Representatives, shall have any liability to the other party or its Representatives based upon this Agreement for any such inaccuracy or incompleteness, it being understood that only those particular representations and warranties that may be made with regard to such information in a definitive agreement, when, as and if executed, and subject to such limitations and restrictions as may be specified in any such definitive agreement, shall have any legal effect.

            11. Each of Company and CA agrees that in the event it or anyone to whom it transmits the Information pursuant to this Agreement is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or similar process) to disclose any of the Information, it agrees to provide the other party with prompt written notice so that such party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained or if such party, in its sole discretion, waives compliance with any provision of this Agreement, the other party will furnish only that part of the Information that is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

            12. Each of Company and CA agrees that no failure or delay by the other in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power, or privilege thereunder.

            13. Each of Company and CA agrees that the other may be irreparably injured by a breach of this Agreement by it or its representatives and that such injured party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity. Company and CA each agrees that the other shall have the right to enforce all the terms of this Agreement.

            14. For a period of one year, neither party will, without written consent of the other party, directly or indirectly solicit for employment any of the individuals involved in the discussions between the parties; provided, however, that the foregoing provision will not prevent either party from employing any such person who contacts it on his or her own initiative without any direct or indirect solicitation or encouragement.



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            IN WITNESS WHEREOF, and intending to be legally bound hereby, and further intending to bind its employees, agents, successors, heirs and assigns, the parties have executed this Agreement as of the 7th day of January, 1999.

COMPUTER ASSOCIATES                      COMPUTER MANAGEMENT SCIENCES, INC.
INTERNATIONAL, INC.


BY /S/ CHARLES P. MCWADE                BY /S/ R. HALSEY WISE
   -------------------------------         ------------------------------

NAME CHARLES P. MCWADE                  NAME R. HALSEY WISE
     -----------------------------           ----------------------------

TITLE SENIOR VICE PRESIDENT             TITLE PRESIDENT / COO
      ----------------------------            ---------------------------



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                                    EXHIBIT A



CA INFORMATION consists of:



(i) Any oral or written information disclosed by CA to Company, (ii) all discussions, documents and correspondence between CA and Company, including, without limitation, the terms, conditions and existence of this agreement; (iii) CA's identity, involvement and possible interest in this matter.

PURPOSE of disclosure is:

To discuss potential business opportunities.



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                                    EXHIBIT B



COMPANY INFORMATION consists of: (i) Any oral or written information disclosed by Company to CA; (ii) all discussions, documents and correspondence between CA and Company, including, without limitation, the terms, conditions and existence of this agreement; (iii) Company's identity, involvement and possible interest in this matter.

PURPOSE of disclosure is:

To discuss potential business opportunities.